Exhibit 99.1

RealPage Closes Acquisition of Lease Rent Options, LRO®

RICHARDSON, Texas (December 4, 2017) -- RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced the closing of its acquisition of the assets related to the Lease Rent Options (LRO) business from The Rainmaker Group.

“We are excited to initiate our LRO integration plan,” said Steve Winn, Chairman and CEO of RealPage. “Once integrated, YieldStar®, LRO and Axiometrics are expected to form the industry’s most comprehensive suite of solutions for precision data analytics and asset optimization for rental housing assets.”

The acquisition purchase price of $300 million in cash is subject to working capital adjustments and post-acquisition indemnification claims. For the fourth quarter ended December 31, 2017, the company expects LRO will contribute Non-GAAP revenue and adjusted EBITDA of approximately $2.6 million and $0.7 million, respectively. Integration is expected to be completed in 2018, and RealPage expects the purchase price valuation to represent approximately 12 times adjusted EBITDA on a run-rate basis once integration efforts are complete.

About RealPage
RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves nearly 12,500 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements relating to the closing of the LRO acquisition by RealPage, Inc., the expected financial and other benefits to RealPage and its current and future customers (including LRO customers) and the strength of the combined product offerings, expectations for revenue and adjusted EBITDA associated with LRO in 2017, and expectations as to the purchase price valuation as a multiple of Adjusted EBITDA on a run-rate basis once integration efforts are complete. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage’s failure to integrate the LRO assets or other acquired businesses and any future acquisitions successfully or to achieve expected synergies; (f) the timing and success of new product introductions by RealPage or its competitors (including products acquired through the LRO acquisition or through other acquisitions); (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K filed with the SEC on March 1, 2017 and its Quarterly Report on Form 10-Q filed on November 7, 2017. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.
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Contact:
Investor Relations
Rhett Butler
(972) 820-3773
rhett.butler@realpage.com